UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2004

                  CareDecision Corporation. (OTCBB: CDED)
            (Exact name of Registrant as specified in charter)


             Nevada              000-33187           91-2105842
 (State or other jurisdiction   (Commission       (I.R.S. Employer
       of incorporation)        File Number)       Identification)


 2660 Townsgate Road, Suite 300, Westlake Village, CA         91361
      (Address of principal executive offices)              (Zip Code)


 Registrant's telephone number, including area code:    (805) 446-1973


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ITEM 7.01 REGULATION FD DISCLOSURE

CareDecision Corporation ("CareDecision" or the "Company") [OTCBB: CDED] announced on December 2, 2004 via a Preliminary Form 14-C filing that we have entered into an Agreement and Plan of Merger (the "Agreement") as of November 24, 2004, between CareDecision, CareGeneration, Inc., a Nevada corporation; and includes the recent purchases by and transfers to CareGeneration of wholesale pharmaceutical licenses, retail pharmaceutical license applications now in process, client lists, receivables, business contacts and relationships and Goodwill from Kelly Company World Group, Inc., a Delaware corporation, in a private transaction. Specific terms of the merger can be found in the Agreement, which was included as Appendix A to the Preliminary Form 14-C filed with the Securities and Exchange Commission on December 2, 2004.

Upon the effective time of the Merger, the separate existence and corporate organization CareGeneration, Inc. shall cease. Pharma Tech Solutions, Inc., currently a wholly-owned subsidiary of CareDecision, will be the surviving corporation of the Merger, shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified under the Nevada Revised Statutes of the State of Nevada. Pharma Tech Solutions, Inc. Directors shall maintain their respective current positions, and Mr. Ronald Kelly from Kelly Company World Group, Inc. shall be elected as director of the surviving corporation and CareDecision. In addition, Kelly Company World Group, Inc. and CareDecision shall each elect one representative to the Board of Directors of the surviving corporation, and collectively Pharma Tech Solutions, Inc. directors and Mr. Kelly shall cause two outside directors to be elected within sixty days of the effective date of the Agreement.



Date: December 7, 2004.
      -----------------


CareDecision Corporation


/s/ Keith Berman
----------------
Keith Berman, CFO


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